Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-199023) and Form S-8 (No. 333-185299-01 and No. 333-151802) of Unilever N.V. and on Form F-3 (No. 333-199023-02) and Form S-8 (No. 333-185299) of Unilever PLC of our report dated 4 March 2014 relating to the financial statements which appears in this Form 20-F.

London, United Kingdom, 17 February 2016

PricewaterhouseCoopers LLP

As auditors of Unilever PLC

PricewaterhouseCoopers LLP

Amsterdam, The Netherlands, 17 February 2016

PricewaterhouseCoopers Accountants N.V.

As auditors of Unilever N.V.

P J van Mierlo RA

Partner